SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ------------------------

                                  FORM 8-K

                               CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                   Of The Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):            December 15, 1999
                                              -----------------


              ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
              ------------------------------------------------
           (Exact name of registrant as specified in its charter)


   Delaware                 0-21456              06-1361276
----------------          -----------          --------------
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          file number)        Identification No.)
 incorporation or
 organization)



488 Main Avenue, Norwalk, Connecticut                06851
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(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
 including area code:                            203-849-2500
                                                 ------------








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Item 5.     Other Events.
            -------------

      On December 16, 1999, the Registrant announced that its cash tender offer for its 13-1/4% Senior Discount Notes due February 1, 2004 (the "Notes"), at a purchase price of $155 per $1,000 principal amount at maturity of the Notes, expired at Midnight, New York City time, on December 15, 1999. Since the commencement by the Registrant during the current quarter of open market purchases of the Notes through the expiration of the tender offer, the Registrant acquired an aggregate of $46.345 million principal amount at maturity of Notes, of which $1.095 million principal amount at maturity of Notes were purchased in the tender offer. Jefferies & Co., Inc. was the dealer manager for the tender offer.

      Reference is hereby made to the Registrant's press release issued December 16, 1999 annexed to this Current Report as Exhibit 99, the text which is incorporated by reference to this item.

Item 7.     Financial Statements and Exhibits.
            ----------------------------------

      Exhibits.

            The exhibit filed as part of this Current Report on
Form 8-K is listed in the attached Index to Exhibits.
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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ELECTRONIC RETAILING SYSTEMS
                                     INTERNATIONAL, INC.



                                    By s/Jerry McAuliffe
                                       --------------------------------
                                       Jerry McAuliffe
                                       Vice President, Chief Financial
                                       Officer


Dated: December 23, 1999

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INDEX TO EXHIBITS

Exhibit           Description
-------           -----------

99                Press Release of the Registrant issued December
                  16, 1999.